EXHIBIT 10.1

BILL OF SALE

FOR THE SUM OF FOUR THOUSAND DOLLARS ($4,000.00), I, LAURENCE SOOKOCHOFF WITH ADDRESS OF 120 125A-1030 DENMAN STREET VANCOUVER BC, V6G 2M6, HEREBY TRANSFER MY 100% RIGHT AND TITLE IN THE MINERAL CLAIM, DESIGNATED AS THE LINCOLN 1, TENURE NUMBER 517867, LOCATED IN THE KAMLOOPS MINING DIVISION, TO SOMBRIO CAPITAL CORP. WITH ADDRESS OF 1151 PALMERSTON AVENUE, WEST VANCOUVER, BC V7S 2J5

/s/ Laurence Sookochoff
LAURENCE SOOKOCHOFF

DATED THIS 29th DAY OF JUNE, 2006